Exhibit 12.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398 www.procopio.com

March 5, 2021

My Income Property, LLC

9811 W. Charleston Blvd., Suite 2-383

Las Vegas, NV 89117

Re:          Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to My Income Property, LLC, a Delaware series limited liability company (the “Company”) in connection with the filing of an Offering Statement on Form 1-A (the “Offering Statement”) pursuant to 17 CFR Part 230.251 et. seq. (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the proposed issuance and sale by the Company (the “Offering”) of:

(i)	up to 24,167 Units of the Company’s Series Lexington SFR Pool 2021; and

(ii)	up to 29,134 Units of the Company’s Series SLC SFR Pool 2021.

The foregoing are collectively referred to herein as the “Interests”, in each case as defined in the Operating Agreement of the Company, dated as of January 25, 2021 (the “Operating Agreement”), and the Series Agreements for Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021 attached thereto (the “Series Agreements”). We understand that the Interests will be sold as described in the Offering Statement and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Interests (each, a “Subscription Agreement” and collectively the “Subscription Agreements”).

In connection with the Offering, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Formation of the Company, (ii) the Operating Agreement, (iii) the Certificates of Registered Series for Series Lexington SFR Pool 2021 and Series SLC SFR Pool 2021, (iv) the Series Agreements, (v) limited liability company proceedings, including the resolutions of the manager of the Company, with respect to the Offering, and (vi) such other documents, instruments and records as we have deemed necessary to enable us to render the opinions contained herein. We have also relied upon certificates and other assurances of officers of the manager of the Company and others as to certain factual matters without having independently verified such factual matters. We have also reviewed the Offering Statement and form of Subscription Agreement as filed with the Securities and Exchange Commission (the “Commission”). In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents, the completeness of all records and other information made available to us by the Company on which we have relied, the genuineness of all signatures, the legal capacity of all signatories who are natural persons and the due execution and delivery of all documents.

We have assumed that (i) the statements of the Company contained in the Offering Statement are true and correct as to all factual matters stated therein, (ii) the Offering Statement will be and remain qualified under the Securities Act, and (iii) the Company will receive the required consideration for the issuance of such Interests at or prior to the issuance thereof. We have relied upon certificates of, and information received from, the Company and/or representatives of the Company when relevant facts were not otherwise independently established. We also have relied on information obtained from public officials and other sources believed by us to be reliable as to other questions of fact. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company, representatives of the Company and/or public officials and do not opine as to the accuracy of such factual matters.

The opinions expressed herein are limited to (i) the internal laws of the State of California, (ii) the Delaware Limited Liability Company Act (the “Act”), and (iii) those Federal securities laws, rules, and regulations of the United States of America, in each case, which in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Delaware, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in law that may hereafter occur.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity (including the possible unavailability of specific performance or injunctive relief), (iii) concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (iv) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.. We are opining only as to the matters expressly set forth herein and we express no opinion as to any matter not expressly opined on herein.

We have assumed (a) that each of the Operating Agreement, the Series Agreements and the Subscription Agreements has been or will be duly executed and delivered by the parties thereto, (b) that each of the Operating Agreement, the Series Agreements and the Subscription Agreements constitutes or will constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, and (c) that the status of each of the Operating Agreement, the Series Agreements and the Subscription Agreements as legally valid and binding obligations of the parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that:

The Interests have been authorized by all necessary series limited liability company action of the Company and the applicable series of the Company and, when issued and sold in accordance with the terms set forth in the Operating Agreement, applicable Series Agreements and applicable Subscription Agreements against payment therefor in the manner contemplated in the Offering Statement, will be validly issued and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the offering circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

PROCOPIO, CORY, HARGREAVES & SAVITCH LLP